NOTE AND WARRANT AMENDMENT AGREEMENT

THIS NOTE AND WARRANT AMENDMENT AGREEMENT (this “Agreement”) is entered into as of the 8th day of February 2008,

BETWEEN:

EDEN ENERGY CORP.

Suite 1680 - 200 Burrard Street

Vancouver, BC V6C 3L6

(the “Company”)

AND:

RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED

c/o RAB Capital plc

1 Adam Street

London WC2N 6LE

United Kingdom

(the “Noteholder”).

WHEREAS:

A.

The Noteholder purchased a 6% Convertible Promissory Note due August 25, 2008 (the “Note”) from the Company pursuant to a Note and Warrant Purchase Agreement, dated for reference August 18, 2005 (the “Purchase Agreement”), in the principal amount of $4,000,000;

B.	Pursuant to the terms of the Note, the Company currently owes the Noteholder $4,000,000 in principal and approximately $46,000 in accrued interest;
C.	The Noteholder was issued 400,000 Series A Warrants (the “Warrants”) with an initial exercise price of $6.00 expiring August 25, 2008; and
D.

The Company and the Noteholder wish to amend the terms of the Note, Warrants, and the terms of the Registration Rights Agreement, dated August 18, 2005 (the “Registration Rights Agreement”), and convert a portion of the Note, all upon the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AMENDMENT OF NOTE

1.	Pursuant to the Amended and Restated Convertible Promissory Note attached hereto as Schedule “A” (the “Amended Note”), the Note is amended as follows:
(a)	Section 3.2(a) is deleted and replaced with the following:

“The term “Conversion Price” shall mean $0.50 (86% of the closing bid of the last 5 trading days 2007), subject to adjustment under Section 3.6 hereof”

AMENDMENT OF WARRANTS

2.	Pursuant to the Amended and Restated Series A Warrant attached hereto as Schedule “B”, the Warrants are amended as follows:
(a)	Section 1, “Term” is deleted and replaced with the following:

“Term. The term of this Warrant shall commence on August 25, 2005 and shall expire at 5:00 p.m., eastern time, on August 25, 2009 (such period being the “Term”)”

(b)	Section 8, Definitions, “Warrant Price” is deleted and replaced with the following:

“Warrant Price” shall mean $1.00, unless the Warrants are exercised within 30 business days of the closing date of the Note and Warrant Amendment Agreement dated February 8, 2008, in which case the Warrant Price shall mean $0.50, subject to adjustment under Section 4 hereof.”

AMENDMENT OF REGISTRATION RIGHTS AGREEMENT

3.	The Registration Rights Agreement is amended as follows:
(a)	The definition of “Registrable Securities” in Section 1 is deleted and replaced with the following:

“Registrable Securities” means the shares of common stock issuable upon exercise of the Warrants”.

THE NOTE AND WARRANT AMENDMENT AGREEMENT

4.	The amendments set out in this Agreement take effect as of the date first set forth above.
5.

In consideration of the foregoing amendments to the terms of the Note, Warrants and the Registration Rights Agreement, the Noteholder agrees to convert $990,000 of the principal amount, and $11,550 in accrued interest, under the Amended Note into shares of common stock of the Company at $0.50 per share for a total of 2,003,100 shares of common stock (the “Conversion”). To effect the Conversion, the Noteholder shall complete and submit to the Company the Notice of Conversion attached to the Amended Note. As soon as reasonable practicable after the Conversion, the Company shall issue a Convertible Promissory Note, in the form of the Amended Note, reflecting the balance of the principal and related accrued interest amount not converted; provided, however, that the “Conversion Price” of such Convertible Promissory Note shall be $0.65.

6.

As soon as reasonably practicable after the delivery of the Notice of Conversion referred to in Section 5, the Company shall issue stock certificates registered in the name of “Credit Suisse Client Nominees (UK) Limited” representing 2,003,100 shares of common stock of the Company. The Company hereby agrees to issue the foregoing stock certificates free of any U.S. restrictive legend and, if required, cause the Company’s counsel to provide an opinion to the Company and/or its transfer agent as to the compliance by the Noteholder with the resale restrictions set forth in Rule 144 under the Securities Act of 1933, as amended (“Rule 144”). In furtherance of the foregoing, the Noteholder hereby represents and warrants (a) that it is not, has not been for at least three months prior to the date hereof and upon the Conversion will not be, an “affiliate” of the Company as defined in Rule 144, and (b) that it has beneficially owned the Note for a period of at least two years prior to the date hereof in full compliance with the requirements of paragraph (d) of Rule 144. The Company hereby represents and warrants that there are 45,199,024 shares of common stock issued and outstanding as of the date hereof.

7.

If the Company, for a period of 120 days from the date of this Agreement, shall settle any currently outstanding debt obligations in exchange for shares of common stock at a price per share less than $0.50, then the Noteholder shall be entitled to additional shares of common stock such that their Conversion Price would have been the amount of such subsequent per share debt settlement price.

8.

The Noteholder hereby agrees to waive any and all Events of Default that may have occurred under the Purchase Agreement, Note, or Registration Rights Agreement up to and including the date of this Agreement.

9.

The Noteholder acknowledges that this Agreement has been prepared by the Company’s solicitors and that that the Company has advised the Noteholder to seek its own independent legal advice with respect to this Agreement.

10.	The parties hereto acknowledge and agree that the Note, Warrants and the Registration Rights Agreement, as amended by this Agreement, hereby continue in full force and effect.
11.	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.
12.

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

13.	This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein.

[Signatures on Following Page]

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first set forth above.

EDEN ENERGY CORP.

Per:	/s/ Donald Sharpe
Authorized Signatory

RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED

/s/ signed

Signature

_________________________________________

Name

/s/ Jake Leavesley

Signature

Jake Leavesley

Name

Authorised signatories for RAB Capital plc for and on

behalf of RAB Special Situations (Master) Fund Limited

4822-0460-1602\4